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                                                                  EXHIBIT 4.10.2

                              CERTIFICATE OF TRUST
                                       OF
                                  VEC TRUST IV

                  THIS CERTIFICATE OF TRUST of VEC Trust IV (the "TRUST"), dated as of February ___, 2002, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

                  1. Name. The name of the business trust being formed hereby is "VEC Trust IV."

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

                  3. Effective Date. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

                  4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.


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                  IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                     THE BANK OF NEW YORK (DELAWARE),
                                     as Delaware Trustee


                                     By:         /s/ WILLIAM T. LEWIS
                                        ----------------------------------------
                                        Name:  WILLIAM T. LEWIS, SVP
                                        Title:


                                     THE BANK OF NEW YORK,
                                     as Property Trustee


                                     By:         /s/ BARBARA A. BEVELAQUA
                                        ----------------------------------------
                                        Name:  BARBARA A. BEVELAQUA
                                        Title: VICE PRESIDENT


                                     JAY D. BROWNING,
                                     as Regular Trustee


                                                 /s/ JAY BROWNING
                                     -------------------------------------------